For Release: February 28, 2013
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the fourth quarter 2012
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2012 earnings, dated February 28, 2013, and the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

This earnings supplement contains forward-looking statements and information that are based on management’s current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company’s plans and expectations for future financial condition, results of operations or economic performance, or that address management’s plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements.  The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.

The forward-looking statements are based on assumptions and analysis made by management in light of management’s experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances.  These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and include such risks and uncertainties as:

•
risks related to the Company's student loan portfolio, such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the Company's student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the “FFEL Program” or “FFELP”) of the U.S. Department of Education (the “Department”), risks related to the use of derivatives to manage exposure to interest rate fluctuations, and potential losses from loan defaults, changes in prepayment rates, guaranty rates, loan floor rates, and credit spreads;

•
risks related to the Company's funding requirements, including the Company's ability to maintain credit facilities or obtain new facilities, the ability of lenders under the Company's credit facilities to fulfill their lending commitments under these facilities, the Company's ability to satisfy debt obligations secured by student loan assets and related collateral, and changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to carry education loans;

•
risks from changes in the student loan and educational credit and services marketplace resulting from the implementation of, or changes in, applicable laws, regulations, and government programs, including the discontinuance of private sector student loan originations under the FFEL Program effective July 1, 2010, and new regulations effective July 1, 2011 that could affect enrollment at for-profit schools, the uncertain nature of the potential impact of the Department's loan consolidation initiative or similar consolidation programs, and the Company’s ability to maintain or increase volumes under its loan servicing contract with the Department to service federally-owned student loans and to comply with servicing agreements with third-party customers for the service of loans under the Federal Direct Loan and FFEL Programs;

•	risks from changes in the demand or preferences for educational financing and related services by educational institutions, students, and their families;

•	risks related to a breach of the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;

•
risks associated with litigation, complex government regulations, changes in general economic conditions (which have recently led to higher rates of student loan defaults), changes in credit market conditions, and related party transactions; and

•	uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document.  Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company’s expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(unaudited)	(unaudited)	(unaudited)
Interest Income:
Loan interest	$154,663	150,528	156,439	609,237	589,686
Investment interest	1,326	1,140	914	4,616	3,168
Total interest income	155,989	151,668	157,353	613,853	592,854
Interest expense:
Interest on bonds and notes payable	65,391	66,402	64,062	268,566	228,289
Net interest income	90,598	85,266	93,291	345,287	364,565
Less provision for loan losses	3,500	5,000	7,000	21,500	21,250
Net interest income after provision for loan losses	87,098	80,266	86,291	323,787	343,315
Other income (expense):
Loan and guaranty servicing revenue	54,584	53,285	50,960	209,748	175,657
Tuition payment processing and campus commerce revenue	17,735	17,928	16,893	74,410	67,797
Enrollment services revenue	25,890	30,661	28,782	117,925	130,470
Other income	7,023	12,699	12,264	39,476	29,513
Gain on sale of loans and debt repurchases	3,009	195	33	4,139	8,340
Derivative market value and foreign currency adjustments, net	13,769	(26,224)	11,778	(47,394)	(17,807)
Derivative settlements, net	(7,112)	(5,051)	(423)	(14,022)	(7,840)
Total other income	114,898	83,493	120,287	384,282	386,130
Operating expenses:
Salaries and benefits	48,633	46,395	47,026	192,826	177,951
Cost to provide enrollment services	16,172	20,151	17,744	78,375	86,548
Depreciation and amortization	8,861	8,402	8,282	33,625	29,744
Impairment expense	2,767	—	—	2,767	—
Other	32,811	29,989	29,639	125,971	113,415
Total operating expenses	109,244	104,937	102,691	433,564	407,658
Income before income taxes	92,752	58,822	103,887	274,505	321,787
Income tax expense	36,099	21,870	39,008	96,077	117,452
Net income	56,653	36,952	64,879	178,428	204,335
Net income attributable to noncontrolling interest	19	124	—	431	—
Net income attributable to Nelnet, Inc.	$56,634	36,828	64,879	177,997	204,335
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic	$1.20	0.78	1.37	3.76	4.24
Net income attributable to Nelnet, Inc. shareholders - diluted	$1.19	0.77	1.37	3.74	4.23
Weighted average common shares outstanding:
Basic	46,911,511	47,086,098	46,996,193	47,010,034	47,860,824
Diluted	47,142,038	47,321,797	47,173,374	47,236,391	48,047,669

Condensed Consolidated Balance Sheets

	As of	As of	As of
	December 31, 2012	September 30, 2012	December 31, 2011
		(unaudited)
Assets:
Student loans receivable, net	$24,830,621	22,559,341	24,297,876
Cash, cash equivalents, and investments	149,343	186,534	93,350
Restricted cash and investments	911,978	1,003,888	724,131
Goodwill	117,118	117,118	117,118
Intangible assets, net	9,393	14,360	28,374
Other assets	589,442	527,603	591,368
Total assets	$26,607,895	24,408,844	25,852,217
Liabilities:
Bonds and notes payable	$25,098,835	22,884,096	24,434,540
Other liabilities	343,847	348,510	351,472
Total liabilities	25,442,682	23,232,606	24,786,012
Equity:
Total Nelnet, Inc. shareholders' equity	1,165,208	1,175,821	1,066,205
Noncontrolling interest	5	417	—
Total equity	1,165,213	1,176,238	1,066,205
Total liabilities and equity	$26,607,895	24,408,844	25,852,217

Overview

The Company is an education services company focused primarily on providing fee-based processing services and quality education-related products and services in four core areas: asset management and finance, loan servicing, payment processing, and enrollment services (education planning). These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A summary of consolidated results and financial and operational highlights is summarized below.

•	Continued strong earnings. A summary of the Company's GAAP net income and GAAP net income, excluding derivative market and foreign currency adjustments, is provided below.

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP net income	$56,634	36,828	64,879	177,997	204,335
Derivative market value and foreign currency adjustments, net of tax	(8,537)	16,259	(7,302)	29,384	11,040
Net income, excluding derivative market value and foreign currency adjustments (a)	$48,097	53,087	57,577	207,381	215,375

Earnings per share:
GAAP net income	$1.20	0.78	1.37	3.76	4.24
Derivative market value and foreign currency adjustments, net of tax	(0.18)	0.34	(0.15)	0.62	0.23
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.02	1.12	1.22	4.38	4.47

(a) The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations.

The decrease in net income in 2012 compared to 2011 was expected as the Company's student loan portfolio runs off due to Congress' elimination of new loan originations under the FFEL Program in 2010. The decrease was partially offset by the growth of the Company's fee-based businesses.

•	An increase in revenue from fee-based businesses (excluding intersegment servicing revenue) to $402.1 million, or 7.5%, for the year ended December 31, 2012, as compared to $373.9 million in 2011.

•	Purchased $3.9 billion (par value) of student loans from third parties during 2012, including $3.0 billion during the fourth quarter.

•	Repurchased 806,023 shares of common stock for $22.8 million ($28.30 per share) during 2012, including 746,459 shares repurchased in the fourth quarter of 2012.

•	Repurchased $136.1 million of debt for a gain totaling $4.0 million during 2012, including $114.4 million of debt repurchased during the fourth quarter for a gain of $3.0 million.

•	Paid cash dividends totaling $1.40 per share in 2012, which includes a special fourth quarter 2012 cash dividend of $1.00 per share.

•	An increase in book value per share to $25.00, or 10.5%, from December 31, 2011.

•	Strong liquidity represented by $149.3 million of cash and investments as of December 31, 2012 and $299.3 million of net cash provided by operating activities during 2012.

The Company earns fee-based revenue through the following operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

•	Enrollment Services - commonly called Nelnet Enrollment Solutions ("NES")

In addition, the Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of December 31, 2012, the Company had a $24.8 billion student loan portfolio that will amortize over the next approximately 20 years. The Company actively seeks to acquire FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

The information below provides the operating results for each reportable operating segment for the years ended December 31, 2012, 2011, and 2010 (dollars in millions).

(a)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was an expense of $51.8 million, income of $7.6 million, and income of $3.0 million for the years ended December 31, 2012, 2011, and 2010, respectively. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was an expense of $32.1 million, income of $4.7 million, and income of $1.9 million for the years ended December 31, 2012, 2011, and 2010, respectively.

(b)	Computed as income before income taxes, excluding restructuring and impairment charges, divided by total revenue.

A summary of the results and financial highlights for each reportable operating segment for the year ended December 31, 2012 and a summary of the Company's liquidity and capital resources follows.

Student Loan and Guaranty Servicing

•	An increase in government servicing revenue due to increased volume from the Department.

•	An increase in guaranty collection revenue due to an increase in defaulted loan volume.

•	An increase in software services revenue as a result of the Company beginning to provide hosted student loan servicing to a significant customer in October 2011.

•	An increase in operating expenses due to incurring additional costs related to the government servicing contract and the hosted servicing software product.

•
Achieved the first place ranking in the most recent annual survey results related to the servicing contract with the Department, which led to a larger allocation of loan volume to the Company for the fourth year of this contract (the period from August 15, 2012 through August 14, 2013). The Company is allocated 30 percent of new loan volume originated by the Department, up from 16 percent the prior two years.

Tuition Payment Processing and Campus Commerce

•	An increase in revenue as a result of an increase in the number of managed tuition payment plans and campus commerce customers.

•	A compression in margin due to an increase in amortization of intangible assets and continued investment in new products and services to meet customer needs and expand product and service offerings.

Enrollment Services

•
Continued decrease in inquiry generation and inquiry management (agency) revenue due to the effects from regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts.

•	Recorded a charge of $2.8 million related to the impairment of student list costs.

Asset Generation and Management

•	The acquisition of $3.9 billion (par value) of FFELP student loans during 2012.

•
The loss of $936.4 million of FFELP student loans during 2012 as a result of the Department's special direct consolidation loan initiative, the student loan borrower application period for which expired June 30, 2012.

•	Continued recognition of significant fixed rate floor income due to historically low interest rates.

Liquidity and Capital Resources

•	As of December 31, 2012, the Company had $149.3 million of cash and investments.

•	For the year ended December 31, 2012, the Company generated $299.3 million in net cash provided by operating activities.

•	Forecasted future undiscounted cash flows from the Company's FFELP student loan portfolio remain strong and are estimated to be approximately $1.97 billion as of December 31, 2012.

•
On February 17, 2012, the Company entered into a new $250.0 million unsecured line of credit that has a maturity date of February 17, 2016. As of December 31, 2012, $195.0 million was available for borrowing under this line of credit.

•
The Company will continue to use its strong liquidity position to capitalize on market opportunities, including FFELP student loan acquisitions; strategic acquisitions and investments, including ongoing investments in its core business areas of asset management and finance, loan servicing, payment processing, and enrollment services (education planning); and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.

Income Taxes

•
The Company's effective tax rate was 35.0 percent for the year ended December 31, 2012 compared to 36.5 percent in 2011. During 2012, state tax laws were enacted that reduced the Company's income tax expense by $3.4 million. The Company currently expects the effective tax rate in 2013 will be 36.0 percent to 38.0 percent.

Operating Segments

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, and Enrollment Services operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See below for a description of each operating segment.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their profitability.  Prior to 2012, management measured the profitability of the Company’s operating segments based on “base net income.”  The Company's "base net income" was not a defined term within U.S. generally accepted accounting principles ("GAAP") and was not necessarily comparable to similarly titled measures reported by other companies. However, “base net income,” which consisted of GAAP net income excluding the derivative market value and foreign currency adjustments, amortization of intangible assets, compensation related to business combinations, and variable rate floor income, net of settlements on derivatives, was the primary financial performance measure used by management to develop the Company’s financial plans, track results, and establish corporate performance targets and incentive compensation. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Accordingly, information regarding the Company’s operating segments was historically provided based on “base net income.”  Due to the decrease in the number and dollar amount of differences between "base net income" and GAAP net income, during the first quarter of 2012, executive management discontinued utilizing "base net income" and began to evaluate the performance and profitability of the Company's operating segments based on financial results prepared in conformity with GAAP. As such, the Company has changed its operating segment income measurement from "base net income" to GAAP net income. Prior period segment operating results have been restated to conform to the current period presentation.

The accounting policies of the Company’s operating segments are the same as those described in the summary of significant accounting policies. Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income (loss) before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate Activity and Overhead.

The following describes the products and services of each operating segment. In addition, the tables below include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

Fee-Based Operating Segments

Student Loan and Guaranty Servicing

The following are the primary products and services the Company offers as part of its Student Loan and Guaranty Servicing operating segment:

•	Servicing FFELP loans

•	Originating and servicing non-federally insured student loans

•	Servicing federally-owned student loans for the Department of Education

•	Servicing and outsourcing services for FFELP guaranty agencies, including FFELP guaranty collection services

•	Providing student loan servicing software and other information technology products and services

The Student Loan and Guaranty Servicing operating segment provides for the servicing of the Company's student loan portfolio and the portfolios of third parties. The loan servicing activities include loan origination activities, loan conversion activities, application processing, borrower updates, payment processing, due diligence procedures, funds management reconciliations, and claim processing. These activities are performed internally for the Company's portfolio in addition to generating external fee revenue when performed for third-party clients.

In June 2009, the Company was one of four private sector companies awarded a student loan servicing contract by the Department of Education to provide additional servicing capacity for loans owned by the Department. In September 2009, the Company began servicing loans under this contract. The contract spans five years (through June 2014), with one five-year renewal at the option of the Department.

This operating segment also provides servicing activities for guaranty agencies, which are the organizations that serve as the intermediary between the U.S. federal government and FFELP lenders, and are responsible for paying the claims made on defaulted loans. The services provided by the Company include providing software and data center services, borrower and loan updates, default aversion tracking services, claim processing services, and post-default collection services.

This operating segment also provides student loan servicing software, which is used internally by the Company and licensed to third-party student loan holders and servicers. These software systems have been adapted so that they can be offered as hosted servicing software solutions that can be used by third parties to service various types of student loans, including Private, Federal Direct Loan Program, and FFEL Program loans.

Tuition Payment Processing and Campus Commerce

The Company's Tuition Payment Processing and Campus Commerce operating segment provides products and services to help students and families manage the payment of education costs at all levels (K-12 and higher education). It also provides innovative education-focused technologies, services, and support solutions to help schools with the everyday challenges of collecting and processing commerce data.

In the K-12 market, the Company offers actively managed tuition payment plans and billing services as well as assistance with financial needs assessment and donor management. The Company offers two principal products to the higher education market: actively managed tuition payment plans and campus commerce technologies and payment processing.

Enrollment Services

The Enrollment Services operating segment offers products and services that are focused on helping colleges recruit and retain students and helping students plan and prepare for life after high school and/or military service. The following are the primary products and services the Company offers as part of the Enrollment Services segment:

•	Inquiry Generation - Inquiry generation services include delivering qualified inquiries or clicks to third-party customers, primarily higher education institutions.

•
Inquiry Management (Agency) - Agency services include managing the marketing activities for third-party customers, primarily higher education institutions, in order to provide qualified inquiries or clicks.

•
Inquiry Management (Software) - Software services include the licensing of software to third-party customers, primarily higher education institutions. This software is also used internally by the Company. The inquiry management software has been adapted so that it can be offered as a hosted software solution that can be used by third parties to manage and obtain qualified inquiries or clicks.

•
Digital Marketing - Digital marketing services include interactive services to connect students to colleges and universities and are sold primarily based on subscriptions. Digital marketing services also include editing services for admission essays.

•
Content Solutions - Content solutions includes test preparation study guides, school directories and databases, career exploration guides, on-line courses, scholarship search and selection data, career planning, and on-line information about colleges and universities. Content solutions also includes providing list marketing services to help higher education institutions and businesses reach the middle school, high school, college bound high school, college, and young adult market places.

Asset Generation and Management Operating Segment

The Company's Asset Generation and Management operating segment includes the acquisition, management, and ownership of the Company's student loan assets, which has historically been the Company's largest product and service offering. Student loan assets included in this segment are loans originated under the FFEL Program, including the Stafford Loan Program, the PLUS Loan program, and loans that consolidate certain borrower obligations (“Consolidation”). The Company generates a substantial portion of its earnings from the spread, referred to as the Company's student loan spread, between the yield it receives on its student loan portfolio and the associated costs to finance such portfolio. The student loan assets are held in a series of education lending subsidiaries and associated securitization trusts designed specifically for this purpose. In addition to the student loan spread earned on its portfolio, all costs and activity associated with managing the portfolio, such as servicing of the assets and debt maintenance, are included in this segment.

Corporate Activity and Overhead

Corporate Activity and Overhead includes the following items:

•	The operating results of Whitetail Rock Capital Management, the Company's SEC-registered investment advisory subsidiary

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other product and service offerings that are not considered operating segments

Corporate Activities and Overhead also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

	Three months ended December 31, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$9	—	—	9	154,781	2,079	(880)	155,989
Interest expense	—	—	—	—	64,113	2,158	(880)	65,391
Net interest income (loss)	9	—	—	9	90,668	(79)	—	90,598
Less provision for loan losses	—	—	—	—	3,500	—	—	3,500
Net interest income ( loss) after provision for loan losses	9	—	—	9	87,168	(79)	—	87,098
Other income (expense):
Loan and guaranty servicing revenue	54,584	—	—	54,584	—	—	—	54,584
Intersegment servicing revenue	16,166	—	—	16,166	—	—	(16,166)	—
Tuition payment processing and campus commerce revenue	—	17,735	—	17,735	—	—	—	17,735
Enrollment services revenue	—	—	25,890	25,890	—	—	—	25,890
Other income	—	—	—	—	3,804	3,219	—	7,023
Gain on sale of loans and debt repurchases	—	—	—	—	2,684	325	—	3,009
Derivative market value and foreign currency adjustments, net	—	—	—	—	10,542	3,227	—	13,769
Derivative settlements, net	—	—	—	—	(6,361)	(751)	—	(7,112)
Total other income (expense)	70,750	17,735	25,890	114,375	10,669	6,020	(16,166)	114,898
Operating expenses:
Salaries and benefits	29,463	8,543	5,229	43,235	529	4,869	—	48,633
Cost to provide enrollment services	—	—	16,172	16,172	—	—	—	16,172
Depreciation and amortization	4,786	2,066	1,624	8,476	—	385	—	8,861
Impairment expense	—	—	2,767	2,767	—	—	—	2,767
Other	17,525	2,882	2,166	22,573	6,232	4,006	—	32,811
Intersegment expenses, net	1,448	1,341	944	3,733	16,373	(3,940)	(16,166)	—
Total operating expenses	53,222	14,832	28,902	96,956	23,134	5,320	(16,166)	109,244
Income (loss) before income taxes and corporate overhead allocation	17,537	2,903	(3,012)	17,428	74,703	621	—	92,752
Corporate overhead allocation	(1,789)	(596)	(596)	(2,981)	(1,605)	4,586	—	—
Income (loss) before income taxes	15,748	2,307	(3,608)	14,447	73,098	5,207	—	92,752
Income tax (expense) benefit	(5,984)	(877)	1,370	(5,491)	(27,777)	(2,831)	—	(36,099)
Net income (loss)	9,764	1,430	(2,238)	8,956	45,321	2,376	—	56,653
Net income attributable to noncontrolling interest	—	—	—	—	—	19	—	19
Net income (loss) attributable to Nelnet, Inc.	$9,764	1,430	(2,238)	8,956	45,321	2,357	—	56,634

	Three months ended September 30, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$12	3	—	15	150,661	1,891	(899)	151,668
Interest expense	—	—	—	—	64,829	2,472	(899)	66,402
Net interest income (loss)	12	3	—	15	85,832	(581)	—	85,266
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income (loss) after provision for loan losses	12	3	—	15	80,832	(581)	—	80,266
Other income (expense):
Loan and guaranty servicing revenue	53,285	—	—	53,285	—	—	—	53,285
Intersegment servicing revenue	15,855	—	—	15,855	—	—	(15,855)	—
Tuition payment processing and campus commerce revenue	—	17,928	—	17,928	—	—	—	17,928
Enrollment services revenue	—	—	30,661	30,661	—	—	—	30,661
Other income	—	—	—	—	5,834	6,865	—	12,699
Gain on sale of loans and debt repurchases	—	—	—	—	195	—	—	195
Derivative market value and foreign currency adjustments	—	—	—	—	(30,694)	4,470	—	(26,224)
Derivative settlements, net	—	—	—	—	(4,319)	(732)	—	(5,051)
Total other income (expense)	69,140	17,928	30,661	117,729	(28,984)	10,603	(15,855)	83,493
Operating expenses:
Salaries and benefits	27,716	8,578	5,147	41,441	462	4,492	—	46,395
Cost to provide enrollment services	—	—	20,151	20,151	—	—	—	20,151
Depreciation and amortization	4,691	1,703	1,633	8,027	—	375	—	8,402
Other	16,775	2,285	1,782	20,842	3,451	5,696	—	29,989
Intersegment expenses, net	1,262	1,379	1,000	3,641	16,064	(3,850)	(15,855)	—
Total operating expenses	50,444	13,945	29,713	94,102	19,977	6,713	(15,855)	104,937
Income (loss) before income taxes and corporate overhead allocation	18,708	3,986	948	23,642	31,871	3,309	—	58,822
Corporate overhead allocation	(1,337)	(446)	(446)	(2,229)	(909)	3,138	—	—
Income (loss) before income taxes	17,371	3,540	502	21,413	30,962	6,447	—	58,822
Income tax (expense) benefit	(6,601)	(1,345)	(191)	(8,137)	(11,765)	(1,968)	—	(21,870)
Net income (loss)	10,770	2,195	311	13,276	19,197	4,479	—	36,952
Net income attributable to noncontrolling interest	—	—	—	—	—	124	—	124
Net income (loss) attributable to Nelnet, Inc.	$10,770	2,195	311	13,276	19,197	4,355	—	36,828

	Three months ended December 31, 2011
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$16	2	—	18	156,742	1,496	(903)	157,353
Interest expense	—	—	—	—	63,641	1,324	(903)	64,062
Net interest income (loss)	16	2	—	18	93,101	172	—	93,291
Less provision for loan losses	—	—	—	—	7,000	—	—	7,000
Net interest income (loss) after provision for loan losses	16	2	—	18	86,101	172	—	86,291
Other income (expense):
Loan and guaranty servicing revenue	50,960	—	—	50,960	—	—	—	50,960
Intersegment servicing revenue	17,765	—	—	17,765	—	—	(17,765)	—
Tuition payment processing and campus commerce revenue	—	16,893	—	16,893	—	—	—	16,893
Enrollment services revenue	—	—	28,782	28,782	—	—	—	28,782
Other income	—	—	—	—	3,589	8,675	—	12,264
Gain on sale of loans and debt repurchases	—	—	—	—	33	—	—	33
Derivative market value and foreign currency adjustments, net	—	—	—	—	14,014	(2,236)	—	11,778
Derivative settlements, net	—	—	—	—	(423)	—	—	(423)
Total other income (expense)	68,725	16,893	28,782	114,400	17,213	6,439	(17,765)	120,287
Operating expenses:
Salaries and benefits	27,424	8,075	6,483	41,982	610	4,434	—	47,026
Cost to provide enrollment services	—	—	17,744	17,744	—	—	—	17,744
Depreciation and amortization	4,367	1,720	1,843	7,930	—	352	—	8,282
Other	16,838	2,929	2,536	22,303	3,393	3,943	—	29,639
Intersegment expenses, net	1,056	1,337	961	3,354	17,959	(3,548)	(17,765)	—
Total operating expenses	49,685	14,061	29,567	93,313	21,962	5,181	(17,765)	102,691
Income (loss) before income taxes and corporate overhead allocation	19,056	2,834	(785)	21,105	81,352	1,430	—	103,887
Corporate overhead allocation	(1,189)	(396)	(396)	(1,981)	(1,982)	3,963	—	—
Income (loss) before income taxes	17,867	2,438	(1,181)	19,124	79,370	5,393	—	103,887
Income tax (expense) benefit	(6,790)	(926)	448	(7,268)	(30,160)	(1,580)	—	(39,008)
Net income (loss)	11,077	1,512	(733)	11,856	49,210	3,813	—	64,879
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—
Net income (loss) attributable to Nelnet, Inc.	$11,077	1,512	(733)	11,856	49,210	3,813	—	64,879

	Year ended December 31, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$53	8	—	61	610,194	7,305	(3,707)	613,853
Interest expense	—	—	—	—	263,788	8,485	(3,707)	268,566
Net interest income (loss)	53	8	—	61	346,406	(1,180)	—	345,287
Less provision for loan losses	—	—	—	—	21,500	—	—	21,500
Net interest income (loss) after provision for loan losses	53	8	—	61	324,906	(1,180)	—	323,787
Other income (expense):
Loan and guaranty servicing revenue	209,748	—	—	209,748	—	—	—	209,748
Intersegment servicing revenue	65,376	—	—	65,376	—	—	(65,376)	—
Tuition payment processing and campus commerce revenue	—	74,410	—	74,410	—	—	—	74,410
Enrollment services revenue	—	—	117,925	117,925	—	—	—	117,925
Other income	—	—	—	—	18,219	21,257	—	39,476
Gain on sale of loans and debt repurchases	—	—	—	—	3,814	325	—	4,139
Derivative market value and foreign currency adjustments, net	—	—	—	—	(51,809)	4,415	—	(47,394)
Derivative settlements, net	—	—	—	—	(11,792)	(2,230)	—	(14,022)
Total other income (expense)	275,124	74,410	117,925	467,459	(41,568)	23,767	(65,376)	384,282
Operating expenses:
Salaries and benefits	115,126	34,314	22,816	172,256	2,252	18,318	—	192,826
Cost to provide enrollment services	—	—	78,375	78,375	—	—	—	78,375
Depreciation and amortization	18,415	7,240	6,491	32,146	—	1,479	—	33,625
Impairment expense	—	—	2,767	2,767	—	—	—	2,767
Other	70,505	10,439	7,649	88,593	16,435	20,943	—	125,971
Intersegment expenses, net	5,280	5,383	3,768	14,431	66,215	(15,270)	(65,376)	—
Total operating expenses	209,326	57,376	121,866	388,568	84,902	25,470	(65,376)	433,564
Income (loss) before income taxes and corporate overhead allocation	65,851	17,042	(3,941)	78,952	198,436	(2,883)	—	274,505
Corporate overhead allocation	(5,904)	(1,968)	(1,968)	(9,840)	(5,306)	15,146	—	—
Income (loss) before income taxes	59,947	15,074	(5,909)	69,112	193,130	12,263	—	274,505
Income tax (expense) benefit	(22,780)	(5,728)	2,244	(26,264)	(73,387)	3,574	—	(96,077)
Net income (loss)	37,167	9,346	(3,665)	42,848	119,743	15,837	—	178,428
Net income attributable to noncontrolling interest	—	—	—	—	—	431	—	431
Net income (loss) attributable to Nelnet, Inc.	$37,167	9,346	(3,665)	42,848	119,743	15,406	—	177,997

	Year ended December 31, 2011
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$58	21	—	79	590,736	5,074	(3,035)	592,854
Interest expense	—	—	—	—	221,675	9,649	(3,035)	228,289
Net interest income (loss)	58	21	—	79	369,061	(4,575)	—	364,565
Less provision for loan losses	—	—	—	—	21,250	—	—	21,250
Net interest income (loss) after provision for loan losses	58	21	—	79	347,811	(4,575)	—	343,315
Other income (expense):
Loan and guaranty servicing revenue	175,657	—	—	175,657	—	—	—	175,657
Intersegment servicing revenue	69,037	—	—	69,037	—	—	(69,037)	—
Tuition payment processing and campus commerce revenue	—	67,797	—	67,797	—	—	—	67,797
Enrollment services revenue	—	—	130,470	130,470	—	—	—	130,470
Other income	—	—	—	—	15,416	14,097	—	29,513
Gain on sale of loans and debt repurchases	—	—	—	—	1,433	6,907	—	8,340
Derivative market value and foreign currency adjustments, net	—	—	—	—	7,571	(25,378)	—	(17,807)
Derivative settlements, net	—	—	—	—	(7,228)	(612)	—	(7,840)
Total other income (expense)	244,694	67,797	130,470	442,961	17,192	(4,986)	(69,037)	386,130
Operating expenses:
Salaries and benefits	102,878	30,070	25,155	158,103	2,791	17,057	—	177,951
Cost to provide enrollment services	—	—	86,548	86,548	—	—	—	86,548
Depreciation and amortization	15,313	6,179	6,854	28,346	—	1,398	—	29,744
Other	60,442	10,192	9,425	80,059	13,381	19,975	—	113,415
Intersegment expenses, net	4,776	4,714	3,521	13,011	70,018	(13,992)	(69,037)	—
Total operating expenses	183,409	51,155	131,503	366,067	86,190	24,438	(69,037)	407,658
Income (loss) before income taxes and corporate overhead allocation	61,343	16,663	(1,033)	76,973	278,813	(33,999)	—	321,787
Corporate overhead allocation	(4,138)	(1,379)	(1,379)	(6,896)	(6,896)	13,792	—	—
Income (loss) before income taxes	57,205	15,284	(2,412)	70,077	271,917	(20,207)	—	321,787
Income tax (expense) benefit	(21,736)	(5,807)	917	(26,626)	(103,327)	12,501	—	(117,452)
Net income (loss)	35,469	9,477	(1,495)	43,451	168,590	(7,706)	—	204,335
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—	—
Net income (loss) attributable to Nelnet, Inc.	$35,469	9,477	(1,495)	43,451	168,590	(7,706)	—	204,335

Net Interest Income After Provision for Loan Losses (Net of Settlements on Derivatives)

The following table summarizes the components of “net interest income after provision for loan losses,” net of “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Variable student loan interest margin, net of settlements on derivatives	$49,537	47,543	53,905	192,021	219,363
Fixed rate floor income, net of settlements on derivatives	35,533	34,736	39,373	145,345	144,454
Investment interest	1,326	1,140	914	4,616	3,168
Non-portfolio related derivative settlements	(752)	(732)	—	(2,232)	(611)
Corporate debt interest expense	(2,158)	(2,472)	(1,324)	(8,485)	(9,649)
Provision for loan losses	(3,500)	(5,000)	(7,000)	(21,500)	(21,250)
Net interest income after provision for loan losses (net of settlements on derivatives)	$79,986	75,215	85,868	309,765	335,475

Student Loan Servicing Volumes (dollars in millions)

Company owned	$23,139	$23,727	$23,249	$22,757	$22,503		$22,650	$22,277	$21,926	$21,504	$21,237
% of total	61.6%	38.6%	34.2%	33.0%	30.2%		29.8%	27.1%	25.6%	23.2%	21.8%
Number of servicing borrowers:
Government servicing:	441,913	2,804,502	2,814,142	2,666,183	2,966,706		3,036,534	3,096,026	3,137,583	3,588,412	3,892,929
FFELP servicing:	2,311,558	1,912,748	1,870,538	1,837,272	1,812,582		1,799,484	1,779,245	1,724,087	1,659,020	1,626,146
Private servicing:	152,200	155,947	154,106	151,734	162,950		164,554	163,135	161,763	175,070	173,331
Total:	2,905,671	4,873,197	4,838,786	4,655,189	4,942,238	4,717,250	5,000,572	5,038,406	5,023,433	5,422,502	5,692,406

Number of remote hosted borrowers	684,996	545,456	529,682	514,538	579,600		9,566,296	8,645,463	7,909,300	7,505,693	6,912,204

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Borrower late fee income	$3,211	3,586	2,840	13,876	12,647
Investment advisory fees	553	2,424	939	8,727	5,062
Investments - realized and unrealized gains/(losses), net	994	4,254	6,939	7,511	3,183
529 Plan administration fees	372	489	236	1,741	2,275
Other	1,893	1,946	1,310	7,621	6,346
Other income	$7,023	12,699	12,264	39,476	29,513

Derivative Market Value and Foreign Currency Adjustments

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Change in fair value of derivatives - income (expense)	$39,516	(5,425)	(31,830)	(27,833)	(50,513)
Foreign currency transaction adjustment - income (expense)	(25,747)	(20,799)	43,608	(19,561)	32,706
Derivative market value and foreign currency adjustments - income (expense)	$13,769	(26,224)	11,778	(47,394)	(17,807)

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Settlements:
1:3 basis swaps	$844	1,100	544	4,495	1,446
Interest rate swaps - floor income hedges	(7,033)	(5,595)	(4,201)	(19,270)	(20,246)
Interest rate swaps - hybrid debt hedges	(752)	(733)	—	(2,231)	(744)
Cross-currency interest rate swaps	(162)	227	3,251	3,228	11,877
Other	(9)	(50)	(17)	(244)	(173)
Total settlements - (expense) income	$(7,112)	(5,051)	(423)	(14,022)	(7,840)

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	December 31, 2012	September 30, 2012	December 31, 2011
Federally insured loans:
Stafford and other	$7,261,114	6,652,639	7,480,182
Consolidation	17,708,732	15,962,969	16,852,527
Total	24,969,846	22,615,608	24,332,709
Non-federally insured loans	26,034	29,272	26,916
	24,995,880	22,644,880	24,359,625
Loan discount, net of unamortized loan premiums and deferred origination costs	(113,357)	(37,330)	(13,267)
Allowance for loan losses – federally insured loans	(40,120)	(35,614)	(37,205)
Allowance for loan losses – non-federally insured loans	(11,782)	(12,595)	(11,277)
	$24,830,621	22,559,341	24,297,876
Allowance for federally insured loans as a percentage of such loans	0.16%	0.16%	0.15%
Allowance for non-federally insured loans as a percentage of such loans	45.26%	43.03%	41.90%

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Variable student loan yield, gross	2.61%	2.65%	2.59%	2.63%	2.58%
Consolidation rebate fees	(0.76)	(0.75)	(0.74)	(0.75)	(0.72)
Premium and deferred origination costs amortization, net of discount accretion	0.03	—	(0.02)	—	(0.09)
Variable student loan yield, net	1.88	1.90	1.83	1.88	1.77
Student loan cost of funds - interest expense	(0.94)	(0.97)	(0.91)	(0.98)	(0.84)
Student loan cost of funds - bonds and notes payable discount accretion	(0.11)	(0.11)	(0.11)	(0.11)	(0.06)
Student loan cost of funds - derivative settlements	0.01	0.02	0.06	0.03	0.05
Variable student loan spread	0.84	0.84	0.87	0.82	0.92
Fixed rate floor income, net of settlements on derivatives	0.60	0.60	0.64	0.62	0.60
Core student loan spread	1.44%	1.44%	1.51%	1.44%	1.52%

Average balance of student loans	$23,766,653	23,028,904	24,505,476	23,694,388	24,045,003
Average balance of debt outstanding	24,086,770	23,467,899	24,590,560	23,932,304	24,237,459

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
Prior to April 1, 2012, the interest earned on the majority of the Company's FFELP student loan assets was indexed to the three-month commercial paper rate.  As allowed by recent legislation, effective April 1, 2012, the Company elected to change the index on which the Special Allowance Payments are calculated for FFELP loans from the commercial paper rate to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR (Q2 2012 - Q4 2012) or commercial paper rate indices (Q1 2010 - Q1 2012) by quarter.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income, net of settlements on derivatives.  A summary of fixed rate floor income and its contribution to core student spread follows:

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Fixed rate floor income, gross	$42,566	40,331	43,573	164,615	164,700
Derivative settlements (a)	(7,033)	(5,595)	(4,200)	(19,270)	(20,246)
Fixed rate floor income, net	$35,533	34,736	39,373	145,345	144,454
Fixed rate floor income contribution to spread, net	0.60%	0.60%	0.64%	0.62%	0.60%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of December 31, 2012:

	Borrower/	Estimated
Fixed	lender	variable
interest	weighted	conversion	Loan
rate range	average yield	rate (a)	Balance
< 3.0%	2.87%	0.23%	$1,785,612
3.0 - 3.49%	3.20%	0.56%	2,140,627
3.5 - 3.99%	3.65%	1.01%	1,955,306
4.0 - 4.49%	4.20%	1.56%	1,498,240
4.5 - 4.99%	4.72%	2.08%	856,044
5.0 - 5.49%	5.24%	2.60%	586,034
5.5 - 5.99%	5.67%	3.03%	353,285
6.0 - 6.49%	6.18%	3.54%	411,546
6.5 - 6.99%	6.70%	4.06%	371,343
7.0 - 7.49%	7.17%	4.53%	152,204
7.5 - 7.99%	7.71%	5.07%	262,892
8.0 - 8.99%	8.17%	5.53%	608,862
> 9.0%	9.05%	6.41%	289,238
			$11,271,233

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2012, the weighted average estimated variable conversion rate was 1.82%. As of December 31, 2012, the short-term interest rate was 21 basis points.

The following table summarizes the outstanding derivative instruments as of December 31, 2012 used by the Company to hedge loans earning fixed rate floor income.

	Notional amount	Weighted average fixed rate paid by the Company (a)
Maturity
2013	$3,150,000	0.71%
2014	1,750,000	0.71
2015	1,100,000	0.89
2016	750,000	0.85
2017	750,000	0.99
	$7,500,000	0.78%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.

Future Cash Flow from Portfolio

The majority of the Company’s portfolio of student loans is funded in asset-backed securitizations that are structured to substantially match the maturity of the funded assets, thereby minimizing liquidity risk. In addition, due to (i) the difference between the yield the Company receives on the loans and cost of financing within these transactions, and (ii) the servicing and administration fees the Company earns from these transactions, the Company has created a portfolio that will generate earnings and significant cash flow over the life of these transactions.

As of December 31, 2012, based on cash flow models developed to reflect management’s current estimate of, among other factors, prepayments, defaults, deferment, forbearance, and interest rates, the Company currently expects future undiscounted cash flows from its portfolio to be approximately $1.97 billion as detailed below.  The $1.97 billion includes approximately $434.4 million (as of December 31, 2012) of overcollateralization included in the asset-backed securitizations.  These excess net asset positions are reflected variously in the following balances on the consolidated balance sheet:  "student loans receivable," "restricted cash and investments," and "accrued interest receivable."

The forecasted cash flow presented below includes all loans funded in asset-backed securitizations as of December 31, 2012.  As of December 31, 2012, the Company had $22.0 billion of loans included in asset-backed securitizations, which represented 88 percent of its total FFELP student loan portfolio. The forecasted cash flow does not include cash flows that the Company expects to receive related to loans funded through the Department of Education’s Conduit Program and other warehouse facilities or loans acquired subsequent to December 31, 2012.

FFELP Asset-backed Securitization Cash Flow Forecast (a)
$1.97 billion
(dollars in millions)
$300
$250
$200
$150
$100
$50
$-
$255
$255
$190
$145
$100
$90
$220
$220
$170
$40
$90
$40
$30
$15
$110
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027 and after

(a)	The Company uses various assumptions, including prepayments and future interest rates, when preparing its cash flow forecast. These assumptions are further discussed below.

Prepayments:  The primary variable in establishing a life of loan estimate is the level and timing of prepayments. Prepayment rates equal the amount of loans that prepay annually as a percentage of the beginning of period balance, net of scheduled principal payments.  A number of factors can affect estimated prepayment rates, including the level of consolidation activity and default rates.  Should any of these factors change, management may revise its assumptions, which in turn would impact the projected future cash flow. The Company’s cash flow forecast above assumes prepayment rates that are generally consistent with those utilized in the Company’s recent asset-backed securities transactions. If management used a prepayment rate assumption two times greater than what was used to forecast the cash flow, the cash flow forecast would be reduced by approximately $290 million to $350 million.

Interest rates:  The Company funds the majority of its student loans with three-month LIBOR indexed floating rate securities.  Meanwhile, the interest earned on the Company’s student loan assets is indexed primarily to a one-month LIBOR rate.  The different interest rate characteristics of the Company’s loan assets and liabilities funding these assets result in basis risk.  The Company’s cash flow forecast assumes three-month LIBOR will exceed one-month LIBOR by 12 basis points for the life of the portfolio, which approximates the historical relationship between these indices.  If the forecast is computed assuming a spread of 24 basis points between three-month and one-month LIBOR for the life of the portfolio, the cash flow forecast would be reduced by approximately $50 million to $90 million.

The Company uses the current forward interest rate yield curve to forecast cash flows.  A change in the forward interest rate curve would impact the future cash flows generated from the portfolio.  An increase in future interest rates will reduce the amount of fixed rate floor income the Company is currently receiving.  The Company attempts to mitigate the impact of a rise in short-term rates by hedging interest rate risks. As of December 31, 2012, the net fair value of the Company’s interest rate derivatives used to hedge loans earning fixed rate floor income was a liability of $45.9 million.